UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2010
PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 784-7777
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
On March 13, 2010, Pinnacle Entertainment, Inc. (the “Company”) and Anthony M. Sanfilippo entered into a Common Stock Purchase Agreement regarding the purchase by Mr. Sanfilippo from the Company of 125,000 shares of the Company’s common stock (the “Stock Purchase Agreement”). Pursuant to the terms of Stock Purchase Agreement, Mr. Sanfilippo paid a total of $1,080,000 for such common stock on March 15, 2010, which was based on the closing price of the Company’s common stock on March 12, 2010, or $8.64 per share.
In addition, on March 14, 2010, the Company granted Mr. Sanfilippo a nonqualified stock option (the “Option”) to purchase 650,000 shares of the Company’s common stock at an exercise price of $8.64 per share, pursuant to a Nonqualified Stock Option Agreement between the Company and Mr. Sanfilippo (the “Stock Option Agreement”). The Option vests in five equal annual installments beginning on March 14, 2011 and the Option expires on March 14, 2020. The exercise price of the Option is $8.64 per share, which was the closing price of the Company’s common stock on March 12, 2010, the last trading day before the Option was granted. The Option was issued outside of the Company’s 2005 Equity Incentive and Performance Plan, as amended, pursuant to an exception from the rules of the New York Stock Exchange, as a material inducement to Mr. Sanfilippo’s appointment as the new President, Chief Executive Officer and director of the Company. The foregoing description of the Option does not purport to be complete and is qualified in its entirety by reference to the Stock Option Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.
The purchase of common stock by Mr. Sanfilippo and the grant of the Option are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated under the Act as transactions not involving a public offering.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.
(b), (c), (d), and (e)
Appointment of new President, Chief Executive Officer and Director
Effective March 14, 2010, the Board of Directors (the “Board”) of the Company appointed Anthony M. Sanfilippo, age 51, as the Company’s President, Chief Executive Officer and director, subject to regulatory approvals. Mr. Sanfilippo replaces John V. Giovenco who was the Company’s Interim Chief Executive Officer. Mr. Giovenco will continue to serve as a director of the Company. Also, Richard J. Goeglein, who had been serving as the Company’s Interim Nonexecutive Chairman of the Board, has been appointed to the position of Nonexecutive Chairman of the Board effective March 14, 2010.
Mr. Sanfilippo brings the Company more than 25 years of gaming industry experience, including managing and developing gaming operations in diverse jurisdictions including Louisiana, Missouri, Indiana and Nevada. Before joining the Company, Mr. Sanfilippo served as the President, Chief Executive Officer and director of Multimedia Games, Inc., a creator and supplier of comprehensive systems, content and electronic gaming units for Native American gaming markets, commercial casinos, and charity and international bingo markets since June 2008. Mr. Sanfilippo continues to serve as a member of the Board of Directors of Multimedia Games, Inc. Prior to joining Multimedia Games, Mr. Sanfilippo was employed with Harrah’s Entertainment, Inc., the world’s largest casino company and a provider of branded casino entertainment. While at Harrah’s, Mr. Sanfilippo served as President of both the Western Division (2003 — 2004) and the Central Division (1997 — 2002 and 2004 — 2007), overseeing the operations of more than two dozen casino and casino-hotel destinations. Mr. Sanfilippo was also part of the senior management team that led the successful integration of numerous gaming companies acquired by Harrah’s, including Jack Binion’s Horseshoe Casinos, the Grand Casino & Hotel brand, Players International, and Louisiana Downs Racetrack. In addition to his duties as divisional President, Mr. Sanfilippo was also President and Chief Operating Officer for Harrah’s New Orleans and a member of the Board of Directors of Jazz Casino Corporation prior to its acquisition by Harrah’s. Mr. Sanfilippo has directed tribal gaming operations in Arizona, California and Kansas, and has held gaming licenses in most states that offer legalized gambling.

The Board believes that it is desirable and in the best interests of the stockholders for the Company’s Chief Executive Officer to be a member of the Board. Accordingly, the Company agreed in the Employment Agreement (as defined below) to nominate and recommend Mr. Sanfilippo as a director at all times that he remains employed as the Chief Executive Officer of the Company and the Board appointed Mr. Sanfilippo as director concurrent with the effectiveness of the Employment Agreement. Mr. Sanfilippo has been named to the Executive Committee of the Board.
There are no arrangements or understandings between Mr. Sanfilippo and any other persons pursuant to which Mr. Sanfilippo was selected as an officer or director.
To the extent applicable, the contents of Item 3.02 regarding the grant of the Option to Mr. Sanfilippo and his purchase of common stock are incorporated into this Item 5.02 by this reference.
A copy of the press release dated March 15, 2010 announcing Mr. Sanfilippo’s appointment as President, Chief Executive Officer and director and announcing Mr. Goeglein’s appointment as Nonexecutive Chairman of the Board, is attached as Exhibit 99.1 to this report and incorporated herein by reference.
Employment Agreement with Anthony M. Sanfilippo
On March 13, 2010, the Company entered into an Employment Agreement, effective as of March 14, 2010, with Anthony M. Sanfilippo, the Company’s new President and Chief Executive Officer (the “Employment Agreement”).
The Employment Agreement provides that Mr. Sanfilippo will earn an annual base salary of $840,000. Mr. Sanfilippo is also entitled to earn bonuses with respect to each year of the term up to not less than 150% of his annual salary with a targeted bonus of 100% of his annual salary based upon meeting performance targets developed by the Compensation Committee (the “Committee”) of the Board. The parties contemplate that the setting of the targets and goals and the payment of bonuses will be done in such a manner as to qualify such bonuses as “performance based” compensation under Section 162(m) of the Internal Revenue Code. In some circumstances, a portion of the annual bonus may be paid in restricted stock. Mr. Sanfilippo may also receive special bonuses in addition to his annual bonus eligibility at the discretion of the Board or the Committee. Mr. Sanfilippo shall not receive any compensation for services as a member of the Board.
The Employment Agreement provides for an initial term ending March 13, 2014; provided that commencing on November 14, 2013 and as of November 14 of each year thereafter (each a “Renewal Date”), the Employment Agreement will automatically renew for successive one-year periods, unless notice of non-renewal is provided in writing by either party at least one hundred and twenty days (120) days before the Renewal Date.
If Mr. Sanfilippo’s employment terminates for any reason other than dismissal for “cause” (as defined in the Employment Agreement), Mr. Sanfilippo would receive an annual bonus for the year of termination based on the actual financial results for the full year in which the termination occurred, prorated for the portion of the year before the termination.
If Mr. Sanfilippo’s employment is terminated by the Company without cause or by Mr. Sanfilippo for “good reason” (as defined in the Employment Agreement) other than within 18 months following a “change of control” (as defined in the Employment Agreement), Mr. Sanfilippo would be entitled to certain payments equal to 150% of the sum of his salary then in effect and the average annual bonus paid to Mr. Sanfilippo for the past three consecutive years (or such shorter period during which Mr. Sanfilippo is employed, with the bonus for any period of less than a full year being annualized). The salary component would be paid in monthly installments over 18 months, and the bonus component would be paid in two equal annual installments on the first and second anniversaries of the termination of employment. Mr. Sanfilippo would also be entitled to receive continuation of health benefits coverage for Mr. Sanfilippo and his dependents and disability insurance coverage for Mr. Sanfilippo for up to 18 months following termination.

If Mr. Sanfilippo’s employment is terminated by the Company without cause or he terminates for “good reason” on or within 18 months after a “change of control” (as such terms are defined in the Employment Agreement), Mr. Sanfilippo would be entitled to a lump sum payment of 150% of the sum of his salary then in effect and the average annual bonus paid to Mr. Sanfilippo for the past three consecutive years (or such shorter period during which Mr. Sanfilippo is employed, with the bonus for any period of less than a full year being annualized). Mr. Sanfilippo would also be entitled to receive continuation of health benefits coverage for Mr. Sanfilippo and his dependents and disability insurance coverage for Mr. Sanfilippo for up to 18 months following termination.
Any payment on account of termination of Mr. Sanfilippo which is deemed to be “deferred compensation” under Internal Revenue Code Section 409A will be delayed for six months after the termination of employment, except in the case of Mr. Sanfilippo’s death.
Certain non-competition, no-hire-away, and non-solicitation covenants apply to Mr. Sanfilippo for specified periods following the termination of his employment under certain circumstances.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Nonqualified Stock Option Agreement dated as of March 14, 2010, by and between Pinnacle Entertainment, Inc. and Anthony M. Sanfilippo

Exhibit 10.2	Employment Agreement, entered into on March 13, 2010 and effective as of March 14, 2010, by and between Pinnacle Entertainment, Inc. and Anthony M. Sanfilippo

Exhibit 99.1	Press Release dated March 15, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)
Date: March 17, 2010	By:	/s/ Christopher K. Plant
Christopher K. Plant
Vice President and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Nonqualified Stock Option Agreement dated as of March 14, 2010, by and between Pinnacle Entertainment, Inc. and Anthony M. Sanfilippo

Exhibit 10.2	Employment Agreement, entered into on March 13, 2010 and effective as of March 14, 2010, by and between Pinnacle Entertainment, Inc. and Anthony M. Sanfilippo

Exhibit 99.1	Press Release dated March 15, 2010